exhibit 10.1

FOURTH SUPPLEMENT
TO THE
MASTER CREDIT AGREEMENT

(Construction and Term Loan Facility)

THIS FOURTH SUPPLEMENT TO THE MASTER AGREEMENT (“Fourth Supplement”) is made and entered into as of March 13, 2018, by and between ABE SOUTH DAKOTA, LLC, a Delaware limited liability company (“Borrower”), and AGCOUNTRY FARM CREDIT SERVICES, PCA, a federal land production association organized under the Farm Credit Act of 1971, as amended (“Lender”) in its capacity as Lender hereunder.  This Fourth Supplement supplements the Master Credit Agreement  between Lender and Borrower dated December 29, 2015 (as the same may be amended, restated, supplemented or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).

RECITALS:

A.Borrower has requested and Lender has approved a $5 million multiple advance credit facility for the purpose of financing a portion of Project Costs (as defined below) related to completion of certain upgrades and enhancements to Borrower’s ethanol production plant located in Aberdeen, South Dakota (such credit facility hereafter referred to as the “Construction and Term Loan Facility”).

B.Upon satisfaction of certain conditions, Advances made under the Construction and Term Loan Facility will be converted to a term loan and repaid in accordance with the terms of this Fourth Supplement and the other Loan Documents.

C.Concurrently herewith, Borrower and Lender are entering into that certain Second Amendment to Master Credit Agreement (“Master Agreement Amendment”) to accommodate the additional capital expenditures associated with the expenses identified in Recital A above.

D.Lender is willing to accommodate Borrower’s requests, subject to the terms and conditions hereof.

AGREEMENT:

1.Definitions.  Capitalized terms used and not otherwise defined in this Fourth Supplement have the meanings attributed to them below or in the Master Agreement.  Definitions in this Fourth Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this Fourth Supplement.  Definitions set forth in the Master Agreement control for all other purposes.  As used in this Fourth Supplement, the following terms have the following meanings:

“Closing Date” means March [  ], 2018, for purposes of this Fourth Supplement.

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“Construction and Term Loan” means the sum of all Advances made pursuant to this Fourth Supplement.

“Construction and Term Loan Commitment Amount” means $5,000,000.

“Construction and Term Loan Documents” means this Fourth Supplement, the Construction and Term Loan Note, the Mortgage Amendment, additional Collateral Assignments required to be provided under Section 3(g) hereof, and all other draw requests, agreements, documents, certificates, and instruments related to the Construction and Term Loan Facility.

“Construction and Term Loan Maturity Date” means the earlier of (a) July 1, 2024, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

“Construction and Term Loan Note” means the Construction and Term Loan Note made by Borrower payable to the order of Lender, dated the date hereof, in the initial aggregate principal amounts of $5,000,000 in substantially the form of Exhibit A attached hereto.

“Construction Costs” means Borrower’s cost of designing and engineering the improvements contemplated in connection with the Project, completing preconstruction development, preparing the site, constructing the buildings, purchasing and installing equipment related to the Project, and other construction or real estate-related costs listed on the sources and uses of funds statement presented to and approved by Lender as amended, restated, supplemented or otherwise modified and approved by Lender from time to time.

“Construction Plans” means the final working plans for completion of the Project, as well as any and all drawings, specifications, details, manuals and other documents materially related to the Project.

“Draw Request” has the meaning set forth in Section 5(a) of this Fourth Supplement.

“Funding Period” means the period from the date of this Fourth Supplement to the earliest of (a) the Required Completion Date, (b) the date the Construction and Term Loan Commitment Amount is fully drawn, and (c) the date all Obligations outstanding under the Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Interest Election” has the meaning set forth in Section 9 of this Fourth Supplement.

“Interest Period” has the meaning set forth in Section 9 of this Fourth Supplement.

“LIBOR” means the one month London interbank rate reported on the tenth day of the month by the Wall Street Journal from time to time in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.”  If a one month LIBOR rate is not reported on the tenth day of such month, the one month LIBOR rate reported on the first Business Day preceding the tenth day of such month will be used.  If this index is no longer available, Lender will designate a new index pursuant to the Master Agreement.

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“Loan Conversion Date” means the earlier of (i) the date Lender acknowledges that Project Completion of the Project has occurred, and (ii) the Required Completion Date.

“Margin” initially means three and one-half percentage points (3.50%) (350 basis points) and will be effective until such time as the aggregate principal balance of all Loans and unfunded Commitment amounts under the Credit Agreement is (a) $20,000,000 or less, at which time the Margin will be reduced to three and one-quarter percentage points (3.25%) (325 basis points), or (b) $15,000,000 or less, at which time the Margin will be further reduced to three percentage points (3.00%) (300 basis points).  Each reduction in the Margin will become effective upon Borrower’s delivery to Agent of annual audited financial statements along with a written certification that the aggregate principal balance of the Loans and unfunded Commitments required for such reduction has been achieved.

“Mortgage Amendment” means the Amendment to Future Advance Mortgage and Security Agreement and Fixture Financing Statement and Assignment of Leases and Rents – Mortgage – Collateral Real Estate Mortgage between Borrower and Lender, dated as of the date hereof.

“Owner Sworn Statement” means a sworn statement from the owner itemizing the costs for all owner supplied equipment and an estimate of the cost of all services to be provided to be provided by owner.

“Project” means the construction of grain storage facilities at Borrower’s facility in Aberdeen, South Dakota, as described in the Construction Plans, to be constructed on the Real Estate.

“Project Completion” means the occurrence of all of the following events with respect to the Project: (a) all improvements related to the Project are completed in accordance with the Construction Plans and are paid for in full, free of all mechanic’s, labor, materialmen’s and other similar Lien claims; (b) said completion has been certified by the Borrower, and no material punch-list items remain to be completed; (c) all applicable requirements of any Governmental Authority and all private restrictions and covenants have been complied with or satisfied and that unconditional certificates of occupancy (if required by a Governmental Authority) for all of such improvements have been issued; (d) Borrower has obtained all permits, licenses, and other authorizations required by a Governmental Authority for construction of the Project and operation of Borrower’s business, and entered into all agreements necessary or appropriate to operate the plant contemplated by the Project at maximum capacity; (e) all insurance required pursuant to the Loan Documents is in full force and effect; and (f) Borrower has assigned all Material Contracts to Lender.

“Project Costs” means without duplication, the Construction Costs plus the other costs listed on the sources and uses of funds statement presented to and approved by Lender, as such statement may be amended, restated, supplemented or otherwise modified from time to time.

“Repayment Period” means the period beginning on the Loan Conversion Date and continuing through the Construction and Term Loan Maturity Date.

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“Required Completion Date” means the earlier of (a) the date 18 months from the date hereof, and (b) October 1, 2019.

“Sworn Construction Cost Statements” means the itemized and certified statement of actual and estimated costs of the Project broken out into individual subcontracts, signed and sworn to by Borrower, as the same may be provided at Closing in the form of a Sworn Construction Statement and an Owner Sworn Statement, dated of even date herewith, as may be revised in accordance with Section 5(c) of this Fourth Supplement.

“Sworn Construction Statement” means a sworn construction statement from the general contractor or Borrower itemizing all Project Costs covered by the scope of work described in the Construction Plans.

“Variable Rate” has the meaning set forth in Section 9 of this Fourth Supplement.

2.Effect of Fourth Supplement.  This Fourth Supplement, along with the Master Agreement and the other Construction and Term Loan Documents, sets forth the terms of the Construction and Term Loan Facility and the Construction and Term Loan.

3.Conditions Precedent.  Lender will have no obligation to make an Advance under this Fourth Supplement until each of the following conditions precedent is satisfied or waived by Lender or Agent in accordance with Section 8.02 of the Master Agreement:

(a)	Lender has received Borrower’s payment of an upfront fee in the amount of $25,000;
(b)

Lender has received all fees and other amounts due and payable on or prior to the date hereof, including all fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender;

(c)	Lender has received Borrower’s counterpart of this Fourth Supplement and the Construction and Term Loan Note duly executed and delivered by Borrower;
(d)

Lender has received Borrower’s counterparts of the Master Agreement Amendment, duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, and documents as Lender may require;

(e)

Lender has received a certificate, dated as of the date hereof and signed by an appropriate Responsible Officer, attaching and certifying copies of the bylaws or similar documents, and appropriate resolutions authorizing or ratifying, as applicable, the execution, delivery and performance of the Construction and Term Loan Documents and certifying the name, title and the signature of each officer executing the Construction and Term Loan Documents;

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(f)	Lender has received a favorable written opinion of counsel to Borrower, addressed to Lender, addressing the matters set forth on Exhibit D attached hereto;
(g)

Lender has received Collateral Assignments of all Material Contracts not previously delivered, together with copies of such Material Contracts, certified by a Responsible Officer as being in full force and effect, and not subject to a default by any party thereto;

(h)	the Mortgage Amendment been recorded in the office of the Brown County, South Dakota, South Dakota Register of Deeds and in the Beadle County, South Dakota Register of Deeds;
(i)	the representations and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof;
(j)	all conditions precedent in the Master Agreement and each other Loan Document have been satisfied;
(k)	no Default or Event of Default has occurred and is continuing;
(l)

Lender has received in form, substance, and detail satisfactory to Lender in all respects (1) a copy of each building permit, license and other agreement that Borrower is required by law to obtain in connection with the Project, and (2) a soil report related to the Real Estate where the Project will be built, certified by a registered engineer acceptable to Lender, including structural design recommendations in form and substance satisfactory to Lender;

(m)

Lender has received a title insurance policy from the Title Company assuring that the Mortgage, as amended by the Mortgage Amendment, creates a valid and enforceable encumbrance on the Real Estate, free and clear of all defects and encumbrances except Permitted Encumbrances, along with such endorsements as Lender may require, all in form and substance satisfactory to, Lender;

(n)

Lender has received in form and substance acceptable to Lender certificates of insurance, describing the types and amounts of insurance (property and liability) carried by Borrower, in each case insuring Lender as a first mortgagee under a standard mortgagee clause, and naming Lender as lender loss payee or additional insured, as the case may be, and which include a stipulation that coverages will not be cancelled or diminished without at least 30 days’ prior written notice to Lender, together with a lender’s loss payable endorsement;

(o)

Lender has received in form and substance acceptable to Lender three copies of a survey and maps or plats of the Real Estate certified to the Lender and the Title Company in a manner reasonably satisfactory to each

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of Lender and the Title Company, dated a date reasonably satisfactory to each of Lender and the Title Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based are sufficient to delete any standard printed survey exception contained in the applicable title insurance policy;

4.Basic Terms.During the Funding Period, Borrower may borrow and prepay, but may not re-borrow, in accordance with the terms and conditions of the Agreement and the other Loan Documents, Construction and Term Loans from time to time in amounts up to the Construction and Term Loan Commitment Amount.  The aggregate principal amount outstanding under the Construction and Term Loan Facility may not exceed the Construction and Term Loan Commitment Amount at any time.  Borrower may not borrow during the continuance of a Default or Event of Default.

5.Procedure for Advances, Loan Requirements.

(a)

Draw Request.  During the Funding Period, Borrower may from time to time request an Advance by providing Lender written notice substantially in the form of Exhibit B attached hereto (a “Draw Request”).  The amount requested in any Draw Request must be at least $100,000.  Each Draw Request will be irrevocable and must be received by Lender no later than 11:00 a.m. (Fargo, North Dakota time) five Business Days prior to the requested funding date (which must be a Business Day).  Each Draw Request will constitute a certification, representation and warranty that the conditions precedent for an Advance under the Master Agreement have been satisfied and that no Material Contract has been entered into other than those which are subject to a Collateral Assignment in favor of Lender or which Lender has agreed in writing that no Collateral Assignment will be required.  Each Advance will be disbursed pursuant to the terms and conditions of the Master Agreement.  The proceeds of all Advances under this Fourth Supplement will be used solely for funding Project Costs.

(b)

Other Advances.  Notwithstanding anything herein to the contrary, Lender may (without obligation), at any time and from time to time, make an Advance without first receiving a Draw Request and apply the proceeds of such Advance to pay any interest, fees or other amount owing to Lender, release charges under prior mortgages and security interests, or legal fees or other costs payable by Borrower in connection with the Loan Documents or the Project.

(c)

Cost Information.  All disbursements will be based on the detailed breakdown of Project Costs set forth on the Sworn Construction Cost Statements.  If Borrower becomes aware of any change in Project Costs that would increase the total cost of the Project by more than $250,000 (in the aggregate along with previous such cost increases) above the amount shown on the Sworn Construction Cost Statements, Borrower will immediately notify Lender in writing and promptly submit to Lender for

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its approval revised Sworn Construction Cost Statements. In such an event, no additional Advance will be made until Lender approves the revised Sworn Construction Cost Statements.
(d)

Loan in Balance, Deposit of Funds by Borrower.  Whenever Borrower determines that the sum of the un-disbursed portion of the Construction and Term Loan Commitment Amount will not be sufficient to fully complete the Project in accordance with the Construction Plans, whether such deficiency is the result of changes in the Construction Plans or otherwise, Borrower will deposit in an escrow fund to be established with Lender an amount equal to the amount of the deficiency as determined by Lender.  Borrower will deposit such funds within three days following such determination.  No further Advances will be disbursed until those funds are deposited by Borrower in the escrow fund.

(e)

Additional Security.  Borrower irrevocably assigns to Lender and grants to Lender a security interest in, as additional security for the performance of the Obligations, its interest in all funds deposited by Borrower with Lender, all reserves, including deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of the Project and, to the extent assignable, all governmental permits obtained for the lawful construction of the Project.

(f)

Suspension of Construction.  If Lender determines that any work or materials do not conform to the Construction Plans or applicable law, or otherwise departs from any of the requirements of this Fourth Supplement or any other Loan Document, Lender may require the work to be stopped and withhold disbursement of Advances until the matter is corrected.  In such event, Borrower will promptly correct the work to Lender’s satisfaction.  No such action by Lender will affect Borrower’s obligation to complete the Project on or before the Required Completion Date.

(g)	Borrower will cause the Project to be completed no later than the Required Completion Date.

6.Conditions to Each Advance.  The obligation of Lender to make any Advance is subject to the satisfaction of the following conditions:

(a)	Lender has received a timely Draw Request;
(b)	at the time of and immediately after giving effect to such Advance, no Default or Event of Default exists;
(c)

all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of such Advance before and after giving effect thereto, except for such representations and warranties that relate solely to an earlier period;

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(d)

since the date of the most recent financial statements, projections and financial information of Borrower delivered to Lender in accordance with Section 4.01 of the Master Agreement, there has been no change which has had or could reasonably be expected to result in a Material Adverse Effect; and

7.Conditions Precedent to Investment of Any Funds.  The following conditions will be satisfied prior to any funds invested in Construction Costs:

(a)	Lender has received:
(1)	a copy of the site plan,
(2)	a schedule listing all subcontracts relating to the Project, and such other contracts, subcontracts and schedules as Lender may request,
(3)	a work progress schedule showing estimated completion time for each phase of the Project construction, and
(4)	the Sworn Construction Cost Statements, duly executed by each party thereto, including a reconciliation of actual costs incurred to-date against budgeted amounts.

8.Deliveries Prior to Loan Conversion.  As soon as possible, but in any event prior to the Loan Conversion Date, Borrower will provide the following to Lender:

(a)	a certificate by an appropriate Responsible Officer, certifying as to occurrence of each item listed in the definition of Project Completion, along with such supporting evidence as Lender may require;
(b)	copies of all Material Contracts not previously delivered to Lender, along with fully executed Collateral Assignments of such Material Contracts;
(c)	copies of all necessary permits, licenses, other agreements, and other permits described in Section 3(l) hereof;
(d)	to the extent specifically requested by Lender, copies of all warranties from suppliers covering materials, equipment and appliances included within the Project;
(e)	three copies of an “as-built” survey of the Real Estate which conforms with Lender’s and Title Company’s requirements; and
(f)	such other documents, instruments, and certificates as Lender may request.

9.Interest Rate.

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(a)

Prior to the Loan Conversion Date, interest on the Construction and Term Loan shall accrue at a variable interest rate equal to LIBOR plus the Margin (the “Variable Rate”).  During the Repayment Period, Borrower may elect (an “Interest Election”), from time to time, any one or more of the Variable Rate or a fixed or adjustable interest rate available from Lender at the time of the election.  The elected rate must be applied to amounts of not less than $1,000,000 owing on the Construction and Term Loan, as set forth below, and interest on such amounts shall accrue at such rate selected by Borrower during the related interest period (an “Interest Period”).  Interest shall accrue at the Variable Rate for any portion of the Repayment Period for which no Interest Election is in effect.  The rates available to Borrower for election will be based on Lender’s cost of funds plus the Margin in effect from time to time.

(b)

To make an Interest Election, Borrower will give Lender prior written notice (or telephonic notice promptly confirmed in writing) of its Interest Election, in the form of Exhibit C attached hereto, no later than five (5) Business Days prior to the desired effective date (which shall be a Business Day) of such election.  Borrower may make such Interest Elections at any time and from time to time, without penalty, except as otherwise provided in the Loan Documents; provided, that Borrower may not elect an interest rate in which the related Interest Period for such interest rate would extend beyond the Construction and Term Loan Maturity Date.  Borrower acknowledges that the terms of the Agreement may require Borrower to pay a prepayment premium.  Lender will determine the rate of interest in effect from time to time pursuant to this Section 9(b) and will notify Borrower of the same, in writing, upon any request by Borrower.  Lender’s determination of the rate of interest hereunder shall be deemed conclusive, absent manifest error.

10.Loan Payments.  All payments will be applied pro rata among the Notes as follows:

(a)

During Construction.  During the Funding Period, Borrower will pay in arrears, not later than the first day of each quarter, accrued and unpaid interest at the Variable Rate based on the daily balance of the Construction and Term Loan outstanding during the related quarterly period.

(b)

During Repayment Period.  During the Repayment Period, Borrower will pay in arrears on the first day of each quarter (beginning three months from the Loan Conversion Date, through and including the Construction and Term Loan Maturity Date) payments of principal in the amount of $250,000.  All remaining principal, accrued and unpaid interest, and other Obligations related to the Construction and Term Loan are due and payable on the Construction and Term Loan Maturity Date.

11.Prepayment Fees.  In addition to the prepayment provisions set forth in the Master Agreement, in the event the Construction and Term Loan made hereunder is paid, in whole or in

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part, at any time prior to the Construction and Term Loan Maturity Date, whether voluntarily or involuntarily (including any prepayment effected by Lender’s exercise of any right to accelerate) other than as in connection with a refinance through Lender or an Affiliate of Lender, or if Borrower changes its Interest Election under Section 9 of this Fourth Supplement with respect to the Construction and Term Loan prior to the end of the related Interest Period, Borrower shall pay to Lender a prepayment fee equal to the sum of:

(a)

An amount, if any, which would result in Lender being made whole (on a present value basis) for the actual or imputed funding losses incurred by Lender as a result of such early repayment.  Such fees will be calculated in accordance with methodology established by Lender (a copy of which will be made available to Borrower upon request).

(b)	An additional amount as follows:
(1)	2.0% of the outstanding balance of the Loans during the first year of the Repayment Period;
(2)	1.0% of the outstanding balance of the Loans during the second year of the Repayment Period; and
(3)	0.0% thereafter.

This prepayment fee is due and payable immediately upon receipt of any such prepayment.  The Construction and Term Loan Commitment Amount will be permanently reduced by the amount of any prepayments made hereunder.  Borrower agrees that this prepayment fee is paid as a fee for the right to prepay and not liquidated damages or a penalty.

12.Reliance.  Borrower will not rely on reports relating to the Project generated for the benefit of Lender for any purpose whatsoever.  Borrower is responsible for making its own inspections of the Project during the course of construction and will satisfy itself that the work performed and the materials furnished conform with its contracts.  By making Advances after inspection of the Project, Lender will not be deemed to have waived any Default or Event of Default, or the right to require the correction of construction defects or to have acknowledged that the construction (as to quality or value of work performed or material furnished) conforms with the Construction Plans.

13.Inspections.  Borrower is responsible for making inspections during the course of construction and will determine to its own satisfaction that the work done or materials supplied by the contractors to whom payment is to be made out of each Draw Request has been properly done or supplied in accordance with the applicable contracts with such contractors.  If any work done or materials supplied by a contractor are not satisfactory to Borrower, Borrower will immediately notify Lender in writing of such fact.  It is expressly understood and agreed that Lender or its authorized representative may conduct such inspections of the Real Estate and improvements thereon as it may deem appropriate for the protection of Lender’s interest.  Any inspections made by Lender or its representative will be made, and all certificates issued by Lender’s representative will be issued, solely for the benefit and protection of Lender, and Borrower will not rely thereon.

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14.Construction.  Borrower will not become a party to any contract for the performance of any work related to the Project or for the supplying of any labor, materials or services for the construction of improvements that would have the effect of increasing the costs of the Project more than $250,000 (in the aggregate with previous such cost increases) above those set forth in the Sworn Construction Cost Statements, except in such amounts and upon such terms and with such parties as are approved in writing by Lender.  No approval by Lender of any contract or change order will make Lender responsible for the adequacy, form or content of such contract or change order.  Borrower will expeditiously complete and fully pay for the development and construction of the Project in a good and workmanlike manner and in accordance with the contracts, subcontracts and Construction Plans submitted to Lender and in compliance with all applicable requirements of all Governmental Authorities, and any covenants, conditions, restrictions and reservations applicable thereto, so that Project Completion occurs on or before the Required Completion Date.  Borrower assumes full responsibility for the compliance of the Construction Plans and the Project with all requirements of all Governmental Authorities and with sound building and engineering practices, and notwithstanding any approvals by Lender, Lender has no obligation or responsibility whatsoever for the Construction Plans or any other matter incident to the Project or construction related to the Project.  Borrower will correct or cause to be corrected (a) any defect in improvements related to the Project, (b) any departure from the Construction Plans or any requirements of any Governmental Authorities, and (c) any encroachment by any part of any structure located on the Real Estate on any building line, easement, property line or restricted area.  Borrower will cause all roads necessary for the efficient operation of the plant contemplated by the Project to be completed and dedicated (if dedication thereof is required by any Governmental Authority), the bearing capacity of the soil on the Real Estate to be made sufficient to support all improvements thereon, and sufficient local utilities to be made available to the Project and installed at costs (if any) set out in the Sworn Construction Cost Statements, on or before the Required Completion Date.  No work may be performed pursuant to any change order or pending change order to the Construction Plans prior to delivery thereof to Lender.

15.Additional Remedies Upon Event of Default During Construction.  Upon the occurrence of an Event of Default prior to the date Project Completion occurs, and at any time thereafter during the continuance of such event, Lender may, in addition to all other available remedies, enter upon Borrower’s property and proceed either in its own name or in the name of Borrower (which authority is coupled with an interest and is irrevocable by Borrower) to complete the Project or cause the Project to be completed, at the cost and expense of Borrower.  If Lender elects to complete or cause the Project to be completed, it may do so according to the Construction Plans or according to such changes, alterations or modifications in and to the Construction Plans as Lender deems appropriate.  Lender may enforce or cancel all contracts of Borrower relating to construction and enter into other contracts which Lender deems advisable in its sole judgment.  Borrower will forthwith turn over and duly assign to Lender, as Lender may from time to time require, contracts relating to construction and installation of improvements related to the Project, the Construction Plans, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the Project, whether paid or not, and any other instruments or records in the possession of Borrower pertaining to the Project.  Borrower will pay to Lender, on demand, any amount or amounts expended by Lender in so completing construction of the Project, together with any costs, charges, or expenses incident thereto or resulting therefrom.  In the event that a proceeding is instituted against Borrower for recovery and reimbursement of any amount expended by Lender in connection with the completion of construction of the Project, a statement of such

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expenditures, verified by the affidavit of an officer of Lender, will be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures, and the burden of proving to the contrary will be upon Borrower.  Lender may apply the undisbursed amount of the Construction and Term Loan Commitment Amount to bring about the completion of construction of the Project and to pay the costs thereof; and if such funds are insufficient, in Lender’s sole judgment, to complete construction of the Project, Borrower agrees to promptly deliver and pay to Lender amounts as Lender may from time to time demand for the purpose of completing construction of the Project or of paying any liability, charge or expense which may have been incurred or assumed by Lender under or in performance of this Fourth Supplement or any other Loan Document.  It is expressly understood and agreed that in no event will Lender be obligated or liable in any way to complete the Project or to pay for any Project Costs.

16.Representation as to Real Estate.  The exterior lines of the improvements related to the Project are, and at all times will be, within the boundary lines of the Real Estate, and Borrower has examined, is familiar with, and is in compliance with all applicable covenants, conditions, restrictions and reservations and with all applicable requirements of all Governmental Authorities, including without limitation, building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project.

17.Counterparts.  This document may be executed in any number of separate counterparts (including by telecopy or other electronic mail, or any other electronic means), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties have caused this Fourth Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

ABE SOUTH DAKOTA, LLC

By: /s/ Richard R. Peterson

Name:  Richard R. Peterson

Title:    President and Chief Executive Officer

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, PCA

By: /s/ Jessica Bernstien

Name: Jessica Bernstien

Its:    Vice President – Agribusiness and

Capital Markets

SIGNATURE PAGE TO FOURTH SUPPLEMENT TO
MASTER CREDIT AGREEMENT

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EXHIBIT A
Construction and Term Loan NOTE

$5,000,000Fargo, North Dakota

March 13, 2018

FOR VALUE RECEIVED, the undersigned, ABE SOUTH DAKOTA, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of AgCountry Farm Credit Services, PCA (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6020, 1900 44th Street South, Fargo, North Dakota 58108, (a) on the Construction and Term Loan Maturity Date (as defined in the Master Credit Agreement among Borrower and Lender, dated December 29, 2015, and the Fourth Supplement to the Master Credit Agreement (Construction and Term Loan Facility) between Borrower and Lender dated the same date (as the same may be amended, restated, supplemented or otherwise modified from time to time), collectively known as the “Credit Agreement”), the principal sum of Five Million and No/100 Dollars ($5,000,000.00) or so much of the unpaid principal amount of the Construction and Term Loan (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Construction and Term Loan Maturity Date, the principal amount of the Construction and Term Loan payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.  Borrower also promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

All borrowings evidenced by this Construction and Term Loan Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Construction and Term Loan Note and the Credit Agreement.

This Construction and Term Loan Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS CONSTRUCTION AND TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

ABE SOUTH DAKOTA, LLC

By:/s/ Richard R. Peterson

Name:  Richard R. Peterson

Title:    President and Chief Executive Officer

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EXHIBIT b

Form of
Draw Request

[Date]

AgCountry Farm Credit Services, PCA

Post Office Box 6020

1900 44th Street South

Fargo, North Dakota 58108

Attention:  Jessica Bernstien

Dear Sir:

Reference is made to the Master Credit Agreement dated December 29, 2015, and the Fourth Supplement thereto dated as of March [  ], 2018 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), between the undersigned as Borrower, and AgCountry Farm Credit Services, PCA as Lender.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Draw Request, and Borrower hereby requests an Advance under the Credit Agreement, and in that connection Borrower specifies the following information with respect to the Construction Borrowing requested hereby:

(A)Principal amount of the requested Advance1: ___________________

(B)Date of the requested Advance (which is a Business Day) ____________

Attached hereto are each of the documents requested by Lender in support of satisfaction of the requirements specified in the Credit Agreement.

The Borrower hereby represents and warrants that the conditions for an Advance specified in the Credit Agreement have been satisfied.

Very truly yours,

ABE SOUTH DAKOTA, LLC

By:

Name:

Title:

[1]	Not less than $100,000.

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EXHIBIT C

Form of

Interest Election

[date]

AgCountry Farm Credit Services, PCA

Post Office Box 6020

1900 44th Street South

Fargo, North Dakota 58108

Attention:  Jessica Bernstien

Dear Sir:

Reference is made to the Master Credit Agreement dated December 29, 2015, and the Fourth Supplement thereto dated as of March [  ], 2018 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), between the undersigned, as Borrower, and AgCountry Farm Credit Services, PCA, as Lender.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes an Interest Election pursuant to Section 9 of the Fourth Supplement to the Master Credit Agreement, and Borrower hereby elects the [_________________________ Rate] for application to $_______________1 in principal amount now outstanding under the Construction and Term Loan, and in that connection Borrower specifies the following information with respect to the amount to be converted or continued as requested hereby:

The effective date of election (which is a Business Day):.2

Very truly yours,

ABE SOUTH DAKOTA, LLC

By:

Name

Title:

[1] Not less than $5,000,000 and in additional $1,000,000 increments in the case of the Fixed Rate.
2 At least 5 Business Days following the date hereof.

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EXHIBIT D

OPINION REQUIREMENTS

1.Borrower (a) is a limited liability company validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has the limited liability company power and authority and the legal right to own and operate its property and to conduct its business.

2.Borrower has the limited liability company power and authority to execute, deliver and perform the Loan Documents to which it is a party and has taken all necessary limited liability company action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

3.No consent, approval or authorization of, or registration or filing with the government of the United States or the State of Minnesota or any department, commission or agency thereof is required in connection with the execution, delivery or performance by Borrower of the Loan Documents, except for (i) filings required to perfect the Borrower’s Liens in the Collateral or to release any Liens on Collateral not permitted by the Loan Documents, and (ii) consents, approval and filings which have been obtained or made, or which may be required to be obtained or made after the date hereof.

4.Borrower has duly executed and delivered the Construction and Term Loan Documents to which it is a party, and the Loan Documents (as amended by the Construction and Term Loan Documents) constitute valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.The execution, delivery and performance by Borrower of the Construction and Term Loan Documents to which it is a party will not (a) violate the certificate of formation or limited liability company agreement of Borrower in effect at the Closing, (b) violate any Federal or Minnesota law applicable to Borrower, (c) insofar as known to us, violate any order or determination of an arbitrator or a court or other Governmental Authority that names Borrower and is specifically directed to Borrower or its property, (d) insofar as known to us, cause a breach or default under any contractual obligation of Borrower under the Material Contracts listed on Schedule 3.16, or (e) result in the creation or imposition of any Lien on any of the property or revenues of Borrower other than Liens in favor of the Borrower under the Loan Documents.

6.To our knowledge, no litigation, investigation or proceeding of or before any Governmental Authority is pending or threatened by or against Borrower, or against any of its properties or revenues, existing or future (a) with respect to any Loan Document (as amended by the Construction and Term Loan Documents) or any of the transactions contemplated thereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

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